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                                                                     Exhibit 3.3


                              ARTICLES OF AMENDMENT

                                       TO

                            ARTICLES OF INCORPORATION

                                       OF

                                NATUR-PHARMA INC.


                  Pursuant to the provisions of Section 16-10a-1006 of the Revised Utah Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                  FIRST:            The name of the corporation is NATUR-PHARMA
INC. (the "Corporation").

                  SECOND:           The following amendment to the Articles of
Incorporation was adopted by the written consent of the sole shareholder of the Corporation on May 7, 1996, in the manner prescribed by the Revised Utah Business Corporation Act.

                  THIRD:            Article FIRST of the Articles of
Incorporation of the Corporation is hereby amended to read as follows:

                   FIRST: The name of the corporation is TWIN
               LABORATORIES INC. (hereinafter the "Corporation").

                  FOURTH:           The number and class of shares outstanding,
the number of votes entitled to be cast on the amendment, and the number of votes cast for and against the amendment, were:


              Number          Number of         Number of            Number of
              of Shares     Votes Entitled        Votes              Votes Cast
   Class     Outstanding      to be Cast        Cast For           Against

   Common       100              100               100                    0
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                  FIFTH:            No other class of stock of the Corporation
was issued and outstanding.


                  IN WITNESS WHEREOF, these Articles of Amendment have been subscribed this ____ day of May, 1996, and I affirm that the statements contained herein are true and correct to the best of my knowledge under penalties of perjury.

                                                     NATUR-PHARMA INC.



                                                     By:
                                                         --------------
                                                         Brian Blechman
                                                         Vice President

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